EXHIBIT NO. 11


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


    We consent to the references to our Firm in Post-Effective Amendment No. 13 to the Registration Statement on Form N-1A of RNC Mutual Fund Group, Inc., and to the use of our report dated November 27, 1996 on the financial statements and financial highlights. Such financial statements and financial highlights appear in the 1996 Annual Report to Shareholders which are incorporated by reference in the Registration Statement and Prospectus.


                                        TAIT, WELLER & BAKER

/s/ Tait, Weller & Baker
Philadelphia, Pennsylvania
January 28, 1997